EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-236418) of First Industrial, L.P. of our report dated February 15, 2023 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Industrial, L.P., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 15, 2023